                                               Registration No. 333-


                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                      FORM S-3
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                               WEST PENN POWER COMPANY
               (Exact name of registrant as specified in its charter)
   PENNSYLVANIA                        13-5480882
   (State of incorporation)            (I.R.S. Employer Identification No.)
                                       800 Cabin Hill Drive
                                       Greensburg, PA 15601
                                       (412) 837-3000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               THOMAS K. HENDERSON, Esq.
                                    Vice President
                              Allegheny Power System, Inc.
                                 10435 Downsville Pike
                               Hagerstown, MD 21740-1766
                                    (301) 790-3400
              (Name, address, including zip code, and telephone number,
                    including area code, of agent for service)


                                    Copies to:

ROBERT E. BUCKHOLZ, JR., Esq.                 EDWARD F. PETROSKY, Esq.
Sullivan & Cromwell                           Brown & Wood LLP
125 Broad Street                              One World Trade Center
New York, New York  10004                     New York, New York  10048

      Approximate date of commencement of proposed sale to the public:
 From time to time after the effective date of this Registration Statement.


         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 ("Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                        CALCULATION OF REGISTRATION FEE


                                                          Proposed               Proposed
    Title                             Amount              maximum                maximum                 Amount of
of each class of                      to be               offering price         aggregate               registration
securities to be registered           registered(1)       per unit(2)(3)(4)(5)   offering price(2)(3)    fee


First Mortgage Bonds and Unsecured
Debt Securities
                                      $60,000,000(6)              100%           $ 60,000,000             $18,182


(1) In United States dollars or the equivalent thereof in any other currency, currency unit or units.
(2) Estimated solely for the purpose of calculating the registration fee.
(3) Exclusive of accrued interest and accrued amortization of discount, if any.
(4) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(5) The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with, and at the time of, the issuance by the Registrant of the securities registered hereunder.
(6) Represents the aggregate principal amount of securities, or if any securities are issued at a discount, the aggregate initial offering price thereof.

         Pursuant to Rule 429 under the Securities Act, the Prospectus included in this Registration Statement is a combined prospectus and also relates to $55 million aggregate principal amount of securities registered pursuant to Registration Statement No. 33-56260 (as to which a filing fee of $17,187 was previously paid), $45 million aggregate principal amount of securities registered pursuant to Registration Statement No. 33-51303 (as to which a filing fee of $15,517 was previously paid), and $40 million aggregate principal amount of securities registered pursuant to Registration Statement No. 33-59133 (as to which a filing fee of $13,793 was previously paid). This Registration Statement also constitutes a post-effective amendment to Registration Statement No. 33-56260, Registration Statement No. 33-51303 and Registration Statement No. 33-59133. Such post-effective amendments shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                  SUBJECT TO COMPLETION, DATED                , 1997


                            WEST PENN POWER COMPANY

                              FIRST MORTGAGE BONDS
                           UNSECURED DEBT SECURITIES

          West Penn Power Company (the "Company") may offer and sell, at one time or from time to time in one or more series, its First Mortgage Bonds
(the "New Bonds") and its unsecured debt securities (the "New Debt Securities" and together with the New Bonds, the "Securities") with an aggregate principal amount (or if issued at a discount, the aggregate initial offering price) not to exceed $200,000,000, at prices and on terms to be determined at the time of sale. This Prospectus will be supplemented by one or more supplements hereto (each, a "Prospectus Supplement") which will set forth: (i) in the case of an offering of New Bonds, the aggregate principal amount, maturity, interest rate (or method of calculating the interest rate), any redemption provisions, any initial offering price, proceeds to the Company, and any other specific terms of the particular series of New Bonds; and (ii) in the case of an offering of the New Debt Securities, the aggregate principal amount, maturity, interest rate (or method of calculating the interest rate), any redemption or repayment provisions, any subordination provisions, any initial offering price, any listing on a securities exchange, proceeds to the Company, and any other specific terms of the particular series of the New Debt Securities. Unless otherwise provided in a Prospectus Supplement, the sale of one series of Securities will not be contingent upon the sale of any other series of Securities.

          The Company may sell the Securities to underwriters, through agents and/or directly to other purchasers. The applicable Prospectus Supplement will set forth the names of any underwriters or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered, the purchase prices, if any, to be paid by underwriters and the compensation, if any, to be paid to such underwriters or agents. See "Plan of Distribution".




THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



           The date of this Prospectus is                    , 1997.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

                           AVAILABLE INFORMATION

                   West Penn Power Company, 800 Cabin Hill Drive, Greensburg, PA 15601 (tel. 412-837-3000), is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Company can be inspected at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, 500 West Madison Street, Chicago, Illinois 60661, and 7 World Trade Center, New York, New York
 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at prescribed rates. Requests should be directed to the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's "home" page on the Internet at http://www.sec.gov. Certain securities of the Company are listed on the New York Stock Exchange, and reports and other information concerning the Company can be inspected at the offices of such Exchange.

         The Company filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Securities, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission at the addresses set forth above or through the Commission's home page on the Internet. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                   The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act, are hereby incorporated by reference in this Prospectus:

    (i) The Annual Report of the Company on Form 10-K for the year ended December 31, 1996 (the "Annual Report");

    (ii)     The Current Report of the Company on Form 8-K dated April 5,
             1997; and

    (iii) The Quarterly Reports of the Company on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997.

                   All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the applicable Securities shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, in the applicable Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in such Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of the Registration Statement and/or this Prospectus.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus and the applicable Prospectus Supplement has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents.
Requests for such copies should be directed to: West Penn Power Company, 800 Cabin Hill Drive, Greensburg, PA 15601, Attention: Carole R. Chamberlain, Assistant Secretary (tel. 412-838-6444).

                                THE COMPANY

                   The Company, incorporated in Pennsylvania in 1916, is an electric utility operating in western, north and south central Pennsylvania which owns generating capacity in Pennsylvania and West Virginia. The
Company is a wholly-owned subsidiary of Allegheny Power System, Inc. and, together with Monongahela Power Company ("Monongahela"), The Potomac Edison Company ("Potomac Edison") and Allegheny Generating Company ("AGC") (collectively, the "affiliates"), makes up the Allegheny Power integrated electric utility system (the "System"). The Company owns 45% of the common stock of AGC, and Monongahela and Potomac Edison own the remainder of AGC's common stock. AGC owns an undivided 40% interest (840 MW) in a pumped-storage hydroelectric station in Bath County, Virginia, which is operated by a nonaffiliated company.




                        RATIOS OF EARNINGS TO FIXED CHARGES

                   For purposes of calculating the following ratios, (i) "earnings" represent pretax income from continuing operations plus fixed charges, and (ii) "fixed charges" represent interest expenses, amortization of debt expense and discount or premium relating to any indebtedness, portion of rental expense as can be demonstrated to be representative of the interest factor, and preferred stock dividend requirements of majority-owned subsidiaries and 50-percent-owned persons.


                                                     Fiscal Year Ended                                         12-Month Period Ended
                                                        December 31                                                   June 30

                            1992              1993               1994       1995             1996             1996             1997
Ratio of Earnings
 to Fixed Charges           3.51              3.49               3.40       3.58             2.88             3.03             3.27






                                USE OF PROCEEDS

          Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds from the sale of the Securities will be added to the Company s general funds and, together with other funds available to the Company, will be used to pay or prepay, to the extent desirable, debt and for other corporate purposes, including the financing of the Company's construction program.

                            CONSTRUCTION AND FINANCING

          Construction expenditures by the Company in 1996 amounted to $130.6 million and for 1997 and 1998 are expected to aggregate $140.4 million and $123.4 million, respectively. In 1996, these expenditures included $22.8 million for environmental control technology, of which $1.6 million was for compliance with the Clean Air Act Amendments of 1990 (the "CAAA"). The 1997 and 1998 estimated expenditures include $16.9 million and $29.1 million, respectively, for environmental control technology of which $6.4 million and $23.7 million, respectively, are to cover costs of compliance with the CAAA.
 Allowance for funds used during construction (AFUDC)(shown below) has been reduced for carrying charges on CAAA expenditures that are being collected through currently approved base rates.


                                                                   1996       1997             1998
                                                                         (Millions of Dollars)
Generation..............................................          $ 49.9     $ 59.1           $ 72.2
Transmission ...........................................            24.9       14.5              3.8
Distribution............................................            51.0       56.0             45.3
Other...................................................             4.8      10.8            2.1
Total.............................................                $130.6     $140.4           $123.4

Allowance for Funds used During Construction
  Included Above........................................           $ 2.7      $ 3.4            $ 4.5



     In connection with its construction and demand-side management programs, the ompany must make estimates of the availability and cost of capital as well as the future demands of its customers that are necessarily subject to regional, national, and international developments, changing business conditions, and other factors. The construction of facilities and their cost are affected by laws and regulations, lead times in manufacturing, availability of labor, materials and supplies, inflation, interest rates, and licensing, rate, environmental, and other proceedings before regulatory authorities. Decisions regarding construction of facilities must now also take into account retail competition. As a result, the Company's future plans are subject to continuing review and substantial change.

          The Company has financed its construction program through internally generated funds, first mortgage bonds, subordinated debt and preferred stock issues, pollution control and solid waste disposal notes, instalment loans, long-term lease arrangements, equity investments by its parent, and, where necessary, interim short-term debt. The future ability of the Company to finance its construction program by these means depends on many factors, including creditworthiness, rate levels sufficient to provide internally generated funds and adequate revenues to produce a satisfactory return on the common equity portion of the Company's capital structure and to support the issuance of senior and other securities.


                           DESCRIPTION OF THE NEW BONDS

General

          The New Bonds are to be issued as First Mortgage Bonds (the "Bonds") under an Indenture, dated as of March 1, 1916, between the Company and The Chase Manhattan Bank as Bond Trustee, as supplemented and as to be supplemented as is necessary to create any series of New Bonds (collectively, the "Bond Indenture") and under resolutions of the Board of Directors of the Company creating New Bonds (the "Board Resolutions"). The Chase Manhattan Bank is a depositary of funds of and a lender to the Company and its affiliates.

          The statements under this caption relating to the New Bonds, the Bond Indenture and the Board Resolutions are summaries and do not purport to be complete. They make use of terms defined in the Bond Indenture and the Board Resolutions and are qualified in their entirety by express reference to the Bond Indenture and the Board Resolutions, the forms of which will be filed as exhibits to the Registration Statement of which this Prospectus is a part.

          Reference is made to the Prospectus Supplement relating to the particular New Bonds offered thereby (the "Offered New Bonds") for the terms of the Offered New Bonds, including the dates of maturity, the rates of interest (or manner of calculation thereof), and the prices at which, the period(s) within which, and the terms and conditions upon which, the Offered New Bonds may, pursuant to any optional or mandatory redemption provisions, be redeemed by the Company.

          Unless otherwise indicated in the Prospectus Supplement relating thereto, the Offered New Bonds are to be issued as registered securities without coupons in denominations of $1,000 and any integral multiple thereof. They will be transferable and exchangeable without charge except for governmental charges, if any.

          The Bond Indenture does not contain any covenants or other provisions that are specifically intended to afford holders of the New Bonds special protection in the event of a highly leveraged or similar transaction involving the Company.

Maintenance and Depreciation Provisions

          The Company must annually credit to a depreciation reserve account at least 2% of the average principal amount of Bonds outstanding during such year, in addition to expenditures for repairs and renewals, and must within one (1) year thereafter expend such amount in property additions. The Company must also expend annually for maintenance and repairs 2-1/2% of the average principal amount of Bonds outstanding during such year, with a credit for expenditures in the three (3) previous years in excess of the sum covenanted to be so expended. If the amount covenanted to be so expended exceeds requirements, the Company must apply any unexpended balance to property additions.

          On or before May 1 in each year, as long as any of the Bonds of Series FF, GG, HH or II ("Prior Bonds") are outstanding, the Company is required to pay to the Trustee as a Renewal and Replacement Fund an amount equal to 2-1/4% of the average amount of Depreciable Property of the Company during the preceding year less certain optional credits for expenditures for replacements, property additions and Bonds retired. Cash deposited may be used to purchase or redeem Prior Bonds or withdrawn against Prior Bonds or property additions. Excess credits may be used in any subsequent year. The Company has reserved the right to change the 2-1/4% with the approval of the Commission.

          The maintenance and depreciation provisions for the various series overlap in many respects and, accordingly, may be satisfied by the same expenditures and credit.

Security

          The New Bonds will be equally and ratably secured, together with all other Bonds now or hereafter issued, by a direct first mortgage lien on all real estate (including easements), fixed property and franchises now or hereafter owned by the Company subject to no liens securing indebtedness except taxes for the current year and those not yet due and liens existing on property acquired. The lien on certain after-acquired property may be subject to rights of others which attach prior to recordation of a supplemental indenture subjecting such property to the Bond Indenture.

          The Company, subject to the meeting of certain requirements, may acquire property subject to liens, which, as to property covered thereby, will rank prior to the lien of the Bond Indenture.

Issuance of Additional Bonds

          Additional bonds may be issued in an amount equal to (1) 60% of the lesser of cost or fair value of property additions, (2) cash deposited with the Trustee and (3) Bonds retired or to be retired. Cash deposited may be withdrawn in the amount of the Bonds issuable as shown in (1). Bonds are issuable as shown in (1) and (except as to Bonds issued to refund Bonds or prior lien obligations which bear a higher interest rate or mature within 2 years of the refunding) as shown in (3) only if net earnings of the Company available for bond interest for a specified period are not less than twice interest charges for a like period on all Bonds then outstanding and applied for and on prior lien obligations. In calculating such net earnings,
(a) there is deducted for depreciation a sum equal to the higher of (i) 2-1/4% per annum of Depreciable Property or (ii) book depreciation, and (b) in the case of (1) after consent by certain of the present Bonds outstanding or after such certain of the present Bonds are no longer outstanding, no deduction shall be made for any income, excess profits or other taxes measured by or dependent
on income.   The Company estimates that at June 30, 1997, it had $700 million of unbonded bondable property available for the issuance of Bonds.

          The Company expects that the New Bonds will be issued on the basis of property additions, cash deposited or Bonds retired or to be retired.

Modification

          A majority in interest of the Bondholders may waive any default, and the Indenture may be modified to permit qualification under the Trust Indenture Act of

1939, or substitute legislation, without any consent of the Bondholders of the New Bonds. To the extent permitted by the Indenture, the rights of Bondholders of Series FF, GG, HH, II, JJ, KK, LL and MM, the New Bonds and future series of Bonds may, with consent of holders of 66-2/3% of the Bonds adversely affected, be changed in any way except to affect the terms of payment of principal or interest or to reduce such percentage.

Defaults

          Failure to pay principal or, for specified periods, to pay interest or meet other Bond Indenture requirements constitutes an event of default. A major ty of the Bondholders may direct the time, method and place of exercising any power conferred upon the Bond Trustee, but the Bond Trustee, subject during default to the required standard of care, is first entitled to security or indemnity satisfactory to it. Periodic evidence as to general compliance with the Bond Indenture is not required to be furnished unless prescribed by the Commission under the Trust Indenture Act of 1939, but certificates as to compliance with certain provisions are required to be furnished annually and in connection with action to be taken by the Bond Trustee at the Company's request.

Regarding the Trustee

          The Trustee under the Bond Indenture is The Chase Manhattan Bank. The Company maintains normal banking arrangements with The Chase Manhattan Bank.

Miscellaneous

          Holders of the New Bonds must furnish the Company the necessary evidence to enable it to determine whether deduction or retention of any taxes from any payment of principal or interest is required. New Bonds owned by individuals residing in Pennsylvania are subject to the 4 mills ($4.00 on each $1,000 of principal amount) Pennsylvania corporate loans tax. Such tax will be withheld from interest payments to such individuals.


                      DESCRIPTION OF NEW DEBT SECURITIES

General

          The New Debt Securities may be issued in one or more series under an Indenture dated as of May 15, 1995, between the Company and The Bank of New York, as Trustee (the "Trustee"). The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture and the New Debt Securities, the forms of which are filed, or will be filed, as exhibits to the Registration Statement of which this Prospectus forms a part, or as an exhibit to a Current Report on Form 8-K to be incorporated by reference in such Prospectus. Whenever particular provisions or defined terms in such documents are referred to herein or in a Prospectus Supplement, such provisions or terms are incorporated by reference herein or therein, as the case may be.

          The New Debt Securities will be unsecured obligations of the Company and, unless otherwise provided in a Prospectus Supplement relating to a particular series of New Debt Securities, will be subordinated obligations of the Company.

          Reference is made to the Prospectus Supplement relating to any particular issue of New Debt Securities for the following terms: (1) the title of such New Debt Securities; (2) any limit on the aggregate principal amount of such New Debt Securities or the series of which they are a part; (3) the date or dates on which the principal of any of such New Debt Securities will be payable; (4) the rate or rates at which any of such New Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable, including the right to defer the payment of interest, and the Regular Record Date for any such interest payable on any Interest Payment Date; (5) the place or places where the principal of and any premium and interest on any of such New Debt Securities will be payable; (6) the period or periods within which, the price or prices at which and the terms and conditions on which any of such New Debt Securities may be redeemed, in whole or in part, at the option of the Company; (7) the obligation, if any, of the Company to redeem or purchase any of such New Debt Securities pursuant to any sinking fund or analogous provision or at the option of the Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such New Debt Securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation; (8) the denominations in which any of such New Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (9) if the amount of principal of or any premium or interest on any of such New Debt Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined; (10) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any of such New Debt Securities will be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of determining the principal amount deemed to be Outstanding at any time; (11) if the principal of or any premium or interest on any of such New Debt Securities is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than those in which such New Debt Securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount is to be determined); (12) if other than the entire principal amount thereof, the portion of the principal amount of any of such New Debt Securities which will be payable upon declaration of acceleration of the Maturity thereof; (13) if the principal amount payable at the Stated Maturity of any of such New Debt Securities will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be Outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);
(14) if applicable, that such New Debt Securities, in whole or any specified part, are defeasible pursuant to the provisions of the Indenture described under "--Defeasance and Covenant Defeasance - Defeasance and Discharge" or "Defeasance and Covenant Defeasance - Defeasance of Certain Covenants," or under both such captions; (15) whether any of such New Debt Securities will be issuable in whole or in part in the form of one or more Global Securities and, if so, the identity of the Depositary for such Global Securities and disclosure of the form of any legend or legends to be borne by any such Global Security in addition to or in lieu of the legend referred to under "--Global Securities" and whether any transfer of such Global Security in whole or in part may be registered in the names of Persons other than such Depositary or its nominee; (16) any addition to or change in the Events of Default applicable to any of such New Debt Securities and any change in the right of the Trustee or the Holders to declare the principal amount of any of such New Debt Securities due and payable; (17) any addition to or change in the covenants in the Indenture; and (18) any other terms of such New Debt Securities not inconsistent with the provisions of the Indenture. (Section 301).

          New Debt Securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Certain special United States federal income tax considerations (if any) applicable to New Debt Securities sold at an original issue discount may be described in the applicable Prospectus Supplement. In addition, certain special United States federal income tax or other considerations (if any) applicable to any New Debt Securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable Prospectus Supplement.

          The Indenture does not contain any covenants or other provisions that are specifically intended to afford holders of the New Debt Securities special protection in the event of a highly leveraged or similar transaction involving the Company.


Subordination

          The Indenture provides that, unless otherwise provided in a supplemental indenture or a Board Resolution and described in the applicable Prospectus Supplement, the New Debt Securities will be subordinate and subject in right of payment to the prior payment in full of all Senior Debt (as defined below) of the Company, whether outstanding as of the date of the Indenture or thereafter incurred. (Section 1401). If the relevant supplemental indenture or Board Resolution results in the corresponding series of New Debt Securities being subordinated obligations of the Company, the following provisions will apply:

         (i) No payment of principal (including redemption and sinking fund payments) of, or premium, if any, or interest on, the New Debt Securities may be made if any Senior Debt is not paid when due, any applicable grace period with respect to such default has ended and such default has not been cured or waived, or if the maturity of any Senior Debt has been accelerated because of a default. (Section 1402).

        (ii) Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Debt must be paid in full before the holders of the New Debt Securities are entitled to receive or retain any payment. (Section 1403).

       (iii) Subject to the payment in full of all Senior Debt, the rights of the holders of the New Debt Securities will be subrogated to the rights of the holders of Senior Debt to receive payments or distributions applicable to Senior Debt until all amounts owing on the New Debt Securities are paid in full. (Section 1404).

          The term "Senior Debt" means the principal of, and premium, if any, interest on, and any other payment due pursuant to, any of the following items of indebtedness, whether outstanding at the date of execution of the Indenture or thereafter incurred, created or assumed:

                   (a) all indebtedness of the Company evidenced by notes, debentures, bonds, or other securities sold by the Company for money, including all Bonds of the Company outstanding from time to time;

                   (b) all indebtedness of others of the kinds described in the preceding clause (a) assumed by or guaranteed in any manner by the Company, including through an agreement to purchase, contingent or otherwise; and

                   (c) all renewals, extensions, or refundings of indebtedness of the kinds described in any of the preceding clauses (a) and (b);

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with the New Debt Securities.
(Section 101).

          The Indenture does not limit the aggregate amount of Senior Debt that the Company may issue. As of June 30, 1997, outstanding Senior Debt of the Company aggregated approximately $843,985,000.

Form, Exchange, and Transfer

          The New Debt Securities of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable Prospectus Supplement, in denominations of $1,000 and any integral multiple thereof. (Section 302).

          At the option of the Holder, subject to the terms of the Indenture and the limitations applicable to Global Securities, New Debt Securities of any series will be exchangeable for other New Debt Securities of the same series, of any authorized denomination and of like tenor and aggregate principal amount. (Section 305).

          Subject to the terms of the Indenture and the limitations applicable to Global Securities, New Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange of New Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee as Security Registrar. Any transfer agent (in addition to the Security Registrar) initially designated by the Company for any New Debt Securities will be named in the applicable Prospectus Supplement. (Section 305). The Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for the New Debt Securities of each series. (Section 1002).

          If the New Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Company will not be required to (i) issue, register the transfer of, or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or
(ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part. (Section 305).

Global Securities

          Some or all of the New Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities which will have an aggregate principal amount equal to that of the New Debt Securities represented thereby. Each Global Security will be registered in the name of a Depositary or a nominee thereof identified in the applicable Prospectus Supplement, will be deposited with such Depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Indenture.

          Notwithstanding any provision of the Indenture or any Debt Security described herein, no Global Security may be exchanged in whole or in part for New Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless
(i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the Indenture, (ii) there shall have occurred and be continuing an Event of Default with respect to the New Debt Securities represented by such Global Security or (iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable Prospectus Supplement. All securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct. (Sections 204 and 305).

          As long as the Depositary, or its nominee, is the registered Holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the New Debt Securities represented thereby for all purposes under the New Debt Securities and the Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any New Debt Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated New Debt Securities in exchange therefor and will not be considered to be the owners or Holders of such Global Security or any New Debt Securities represented thereby for any purpose under the New Debt Securities or the Indenture. All payments of principal of and any premium and interest on a Global Security will be made in immediately available funds to the Depositary or its nominee, as the case may be, as the Holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security.

          Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of New Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or such participants (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges, and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising, or reviewing any records relating to such beneficial interests.

          Beneficial interests in a Global Security will trade in the Depositary's same-day funds settlement system, and secondary market trading activity in such beneficial interests will settle in immediately available funds, subject in all cases to the rules and procedures of the Depositary and its participants.

Payment and Paying Agents

          Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a New Debt Security on any Interest Payment Date will be made to the Person in whose name such New Debt Security (or one or more Predecessor New Debt Securities) is registered at the close of business on the Regular Record Date for such interest. (Section 307).

          Unless otherwise indicated in the applicable Prospectus Supplement, principal of and any premium and interest on the New Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as the Company may designate for such purpose from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable Prospectus Supplement, the principal corporate trust office of The Bank of New York will be designated as the Company's sole Paying Agent for payments with respect to New Debt Securities of each series. Any other Paying Agents initially designated by the Company for the New Debt Securities of a particular series will be named in the applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for the New Debt Securities of a particular series. (Section 1002).

          All moneys paid by the Company to a Paying Agent for the payment of the principal of or any premium or interest on any New Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, and the Holder of such New Debt Security thereafter may look only to the Company for payment thereof. (Section 1003).

Consolidation, Merger, and Sale of Assets

          The Company may not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and may not permit any Person to consolidate with or merge into the Company or convey, transfer, or lease its properties and assets substantially as an entirety to the Company, unless (i) the successor Person
(if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and expressly assumes the Company's obligations on the New Debt Securities and under the Indenture, (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing and
(iii) certain other conditions are met. (Section 801).

Events of Default

          Each of the following will constitute an Event of Default under the Indenture with respect to New Debt Securities of any series: (a) failure to pay principal of or any premium on any Debt Security of that series when due;
(b) failure to pay any interest on any New Debt Securities of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (d) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the Trustee, or the Holders of at least 10% in principal amount of the Outstanding New Debt Securities of that series, as provided in the Indenture; provided, however, that no notice by the Trustee to the Holders of such an occurrence shall be given until at least 30 days after the occurrence of such failure to perform; and (e) certain events in bankruptcy, insolvency or reorganization. (Section 501).

          If an Event of Default (other than an Event of Default described in clause (e) above) with respect to the New Debt Securities of any series at the time Outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding New Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the New Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Security or the principal amount of which is not then determinable, such portion of the principal amount of such Debt Security, or such other amount in lieu of such principal amount, as may be specified in the terms of such Debt Security) to be due and payable immediately. If an Event of Default described in clause
(e) above with respect to the New Debt Securities of any series at the time Outstanding shall occur, the principal amount of all the New Debt Securities of that series (or, in the case of any such Original Issue Discount Debt Security or other Debt Security, such specified amount) will automatically, and without any action by the Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Outstanding New Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture. (Section 502). For information as to waiver of defaults, see "Modification and Waiver."

          Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603). Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding
New Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the New Debt Securities of that series. (Section 512).

          No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the New Debt Securities of that series, (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding New Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and (iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding New Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507). However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security. (Section
508).

          The Company will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults. (Section 1004).



Modification and Waiver

          Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding New Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any instalment of principal of or interest on, any Debt Security, (b) reduce the principal amount of, or any premium or interest on, any Debt Security, (c) reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof, (d) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security,
(e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (f) modify the subordination provisions in a manner adverse to the Holders of the New Debt Securities, (g) reduce the percentage in principal amount of Outstanding New Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture, (h) reduce the percentage in principal amount of Outstanding New Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or (i) modify such provisions with respect to modification and waiver. (Section 902).

          The Holders of a majority in principal amount of the Outstanding New Debt Securities of any series may waive compliance by the Company with certain restrictive provisions of the Indenture with respect to such series. (Section
1008). The Holders of a majority in aggregate principal amount of the Outstanding New Debt Securities of any series may waive any past default under the Indenture with respect to such series, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513).

          The Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding New Debt Securities have given or taken any direction, notice, consent, waiver, or other action under the Indenture as of any date, (i) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date, (ii) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security and
(iii) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (i) or (ii) above, of the amount described in such clause). Certain New Debt Securities, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased, as described under "Defeasance and Covenant Defeasance--Defeasance and Discharge" below, will not be deemed to be Outstanding. (Section 101).

          Except in certain limited circumstances, the Company will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding New Debt Securities of any series entitled to give or take any direction, notice, consent, waiver, or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, such action may be taken only by persons who are Holders of Outstanding New Debt Securities of that series on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such New Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as may be specified by the Company (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time. (Section 104).



Defeasance and Covenant Defeasance

          If and to the extent indicated in the applicable Prospectus Supplement, the Company may elect, at its option at any time, to have the provisions of Section 1302, relating to defeasance and discharge of indebtedness, or Section 1303, relating to defeasance of certain restrictive covenants in the Indenture, applied to the New Debt Securities of any series, or to any specified part of a series. (Section 1301).

          Defeasance and Discharge. The Indenture will provide that, upon the Company's exercise of its option (if any) to have Section 1302 applied to any New Debt Securities, the Company will be discharged from all its obligations with respect to such New Debt Securities (except for certain obligations to exchange or register the transfer of New Debt Securities, to replace stolen, lost or mutilated New Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such New Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest of such New Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such New Debt Securities. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such New Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance, and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Sections 1302 and 1304).

          Defeasance of Certain Covenants. The Indenture provides that, upon the Company's exercise of its option (if any) to have Section 1303 applied to any New Debt Securities, the Company may omit to comply with certain restrictive covenants that may be described in the applicable Prospectus Supplement, and the occurrence of certain Events of Default, which are described above in clause (d) (with respect to such restrictive covenants) in the first paragraph under "Events of Default" and any that may be described in the applicable Prospectus Supplement, will be deemed not to be or result in an Event of Default and the provisions of the Indenture relating to subordination (if otherwise applicable) will cease to be effective, in each case with respect to such New Debt Securities. The Company, in order to exercise such option, will be required to deposit, in trust for the benefit of the Holders of such New Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such New Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such New Debt Securities. The Company will also be required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that Holders of such New Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event the Company were to exercise this option with respect to any New Debt
Securities and such New Debt Securities were declared due and payable because of the occurrence of an Event of Default, other than one relating to the applicable restrictive covenant, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such New Debt Securities at the time of their respective Stated Maturities but may not (and generally will not) be sufficient to pay amounts due on such New
Debt Securities upon any acceleration resulting from such Event of Default.
In such case, the Company would remain liable for such payments. (Sections
1303 and 1304).

Notices

          Notices to Holders of New Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register. (Sections 101 and 106).

Title

          The Company, the Trustee, and any agent of the Company or the Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner thereof (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes. (Section 308).

Governing Law

          The Indenture and the New Debt Securities will be governed by, and construed in accordance with, the law of the State of New York. (Section 112).

Regarding the Trustee

          The Trustee under the Indenture is The Bank of New York. The Company maintains normal banking arrangements with The Bank of New York. The Trustee is also trustee for Junior Subordinated Deferrable Interest Debentures, Series A, of the Company under the Indenture. Upon the occurrence of an Event of Default or an event which, after notice or lapse of time or both, would become an Event of Default, the Trustee may be deemed to have a conflicting interest, for the purposes of the Trust Indenture Act of 1939 with respect to the New Debt Securities of any series that rank senior to such Series A Debentures. In such case, the Trustee may be required to resign as Trustee under the Indenture. In that event, the Company would be required to appoint a successor Trustee.



                            PLAN OF DISTRIBUTION

          The Company will sell the Securities from time to time through underwriters, dealers or agents and/or directly to other purchasers in either negotiated or competitively bid transactions. Any Securities acquired by any underwriters will be acquired by such underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, at market prices prevailing at the time of sale or at varying prices determined at the time of sale. The underwriter or underwriters with respect to a particular underwritten offering of Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such Prospectus Supplement. The applicable Prospectus Supplement will also set forth the purchase price of the Securities offered and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and other specific terms of the particular Securities.

          Unless otherwise set forth in a Prospectus Supplement, the obligations of the underwriters to purchase any Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the particular Securities offered thereby if any are purchased.

          The Securities may be offered and sold by the Company directly or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named in, and any commissions payable by the Company to such agent will be set forth in, the applicable Prospectus Supplement. Unless otherwise indicted in the applicable Prospectus Supplement, each such agent will be acting on a reasonable-efforts basis for the period of its appointment.

          Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

          Underwriters, dealers and agents may be entitled, under agreements to be entered into with the Company, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

                         VALIDITY OF THE SECURITIES

          The validity of the Securities offered hereby will be passed upon for the Company by Sullivan & Cromwell, New York, New York, and for the underwriters, agents or dealers by Brown & Wood LLP, New York, New York.
On matters of local law, those
firms will rely on Robert R. Winter, Esq., Vice President, Legal Services of the Company.

                                  EXPERTS

          The financial statements incorporated in this Prospectus by reference to the Annual Report have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                   PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

          The estimated expenses in connection with the issuance and istribution of the securities being registered, other than Underwriting Compensation, are as follows:

                                                             Estimated
                                                              Amounts
Filing fee
  Securities and Exchange Commission........................ $  18,182
Rating agency fees.......................................... $  15,000*
Cost of printing and engraving.............................. $  90,000*
Services of counsel......................................... $ 100,000*
Depositary's and Trustees'
  fees and expenses......................................... $  17,500*
Services of independent accountants......................... $  48,000*
Miscellaneous............................................... $   9,000*
     Total.................................................. $ 297,682*


 * Estimated.

Item 15. Indemnification of Directors and Officers.

                   Under Article 6 of the By-laws of the Company and Section 1741 of the Pennsylvania Business Corporation Law of 1988, directors and officers are entitled to indemnification by the Company against liability which they may incur in their respective capacities as directors and officers under certain circumstances. Directors' and Officers' Liability Insurance is carried in an amount of $80,000,000 with a $500,000 corporate reimbursement.

                   In the Purchase Agreement each Underwriter will agree to indemnify the directors and certain officers of the Company against liabilities resulting from information an underwriter supplies for the Registration Statement.

Item 16. Exhibits.

    Exhibit
    Number

    1(a) Form of Standard Purchase Agreement Provisions - Debt Securities (incorporated by reference from Registration Statement 33-59133, exh. 1).

    1(b) Form of First Mortgage Bond Standard Purchase Agreement Provisions (incorporated by reference from Registration Statement 33-51303, exh. 1).


    4(a)         Indenture relating to New Debt Securities.

    4(b) Form of New Debt Securities (to be filed as an Exhibit by means of a Form 8-K).

    4(c) Form of New Bonds. (Contained in Form of Supplemental Indenture filed as Exhibit 4(e).)

    4(d) Indenture dated as of March 1, 1916, and certain Supplemental Indentures of the Company defining rights of security holders (incorporated herein by reference from the following documents: S-3, 33-51303, exh. 4(d), S2-1835, exh. B(1),
                 B(6), S 2-4099, exh. B(6), B(7), S 2-4322, exh. B(5), S 2-
                 5362, exh. B(2), B(5), S 2-7422, exh. 7(c), 7(i), S 2-7840,
                 exh. 7(d), 7(k), S 2-8782, exh. 7(e) (1), S 2-9477, exh. 4(c),
                 4(d), S 2-10802, exh. 4(b), 4(c), S 2-13400, exh. 2(c), 2(d),
                 Form 10-Q of the Company (1-255-2), June 1980, exh. D, Forms 8-K of the Company (1-255-2) dated February 1991, December 1991, August 13, 1993, September 15, 1992, June 9, 1993, June
                 9, 1993, August 2, 1994 and May 19, 1995). There are omitted the Supplemental Indentures which do no more than subject property to the lien of the above Indenture since they are not considered constituent instruments defining the rights of the holders of long-term debt within the meaning of Instruction 2, to Item 601 of Regulation S-K under the Securities Act. The Company agrees to furnish the Commission on its request with copies of such Supplemental Indentures.

    4(e)         Form of Supplemental Indenture.

    5            Opinion of Sullivan & Cromwell.

    12           Statement re Computation of Ratios.

    23(a)        Consent of Independent Accountants, Price Waterhouse LLP.

    23(b) Consent of Sullivan & Cromwell. (Filed as part of Exhibit 5 hereto.)

    25(a) Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York.

    25(b) Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Chase Manhattan Bank.

    27           Financial Data Schedule.




Item 17. Undertakings.

          The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "calculation of Registration Fee" table in the effective registration statement;


        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.


          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hagerstown, State of Maryland, on the 10th day of July, 1997.

                                      WEST PENN POWER COMPANY

                                      By /s/ Alan J. Noia
                                      (Alan J. Noia, Chairman)

         KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of West Penn Power Company, a Pennsylvania corporation, for himself or herself and not for one another, does hereby constitute and appoint THOMAS K. HENDERSON, ESQ. and CAROL G. RUSS, ESQ. and each of them, a true and lawful attorney-in-fact and agent(s) in his or her name, place and stead, in any and all capacities, to sign his or her name to any and all amendments, including post-effective amendments, to this Registration
Statement, and to cause the same and other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent(s) and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully and to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself or herself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and the date indicated.


     Signature                           Title                       Date


  /s/ Alan J. Noia                Chairman of the Board
     (Alan J. Noia)        Chief Executive Officer and Director
                              (principal executive officer)          7/10/97

 /s/ Michael P. Morrell          Vice President Finance
   (Michael P. Morrell)       (principal financial officer)          7/10/97


 /s/ Thomas J. Kloc                    Controller
    (Thomas J. Kloc)          (principal accounting officer)         7/10/97


  /s/ Eleanor Baum                      Director
     (Eleanor Baum)                                                  7/10/97

        Signature                        Title                      Date




/s/ William L. Bennett                 Director                     7/10/97
   (William L. Bennett)


/s/ Wendell F. Holland                 Director                     7/10/97
   (Wendell F. Holland)


 /s/ Phillip E. Lint                   Director                     7/10/97
    (Phillip E. Lint)


/s/ Frank A. Metz, Jr.                 Director                     7/10/97
   (Frank A. Metz, Jr.)


/s/ Michael P. Morrell                 Director                     7/10/97
   (Michael P. Morrell)


  /s/ Alan J. Noia                     Director                     7/10/97
     (Alan J. Noia)


  /s/ Jay S. Pifer                     Director                     7/10/97
     (Jay S. Pifer)


 /s/ Steven H. Rice                    Director                     7/10/97
    (Steven H. Rice)


/s/ Gunnar E. Sarsten                  Director                     7/10/97
   (Gunnar E. Sarsten)


  /s/ Peter L. Shea                    Director                     7/10/97
     (Peter L. Shea)


 /s/ Peter J. Skrgic                   Director                     7/10/97
    (Peter J. Skrgic)

                                INDEX TO EXHIBITS

                                                           Sequential page
Exhibits                                                        number


1(a)  Form of Standard Purchase Agreement Provisions - Debt
      Securities (incorporated by reference from Registration
      Statement 33-59133, exh. 1).

1(b)  Form of First Mortgage Bond Standard Purchase Agreement
      Provisions (incorporated by reference from Registration
      Statement 33-51303, exh. 1).


4(a)  Indenture relating to New Debt Securities.

4(b)  Form of New Debt Securities (to be filed as an
      Exhibit by means of a Form 8-K).

4(c)  Form of New Bonds. (Contained in Form of Supplemental
      Indenture filed as Exhibit 4(e).)

4(d) Indenture dated as of March 1, 1916, and certain Supplemental Indentures of the Company defining rights of security holders (incorporated herein by reference from the following documents: S-3, 33-51303, exh. 4(d), S2-1835, exh. B(1), B(6), S 2-4099, exh. B(6), B(7), S 2-4322, exh.
      B(5), S 2-5362, exh. B(2), B(5), S 2-7422, exh. 7(c), 7(i),
      S 2-7840, exh. 7(d), 7(k), S 2-8782, exh. 7(e) (1), S 2-
      9477, exh. 4(c), 4(d), S 2-10802, exh. 4(b), 4(c), S 2-
      13400, exh. 2(c), 2(d), Form 10-Q of the Company (1-255-2),
      June 1980, exh. D, Forms 8-K of the Company (1-255-2) dated February 1991, December 1991, August 13, 1993, September 15, 1992, June 9, 1993, June 9, 1993, August 2, 1994 and
      May 19, 1995). There are omitted the Supplemental Indentures which do no more than subject property to the lien of the above Indenture since they are not considered constituent instruments defining the rights of the holders of long-term debt within the meaning of Instruction 2, to
      Item 601 of Regulation S-K under the Securities Act. The Company agrees to furnish the Commission on its request with copies of such Supplemental Indentures.

4(e)  Form of Supplemental Indenture.

5     Opinion of Sullivan & Cromwell.

12    Statement re Computation of Ratios.

23(a) Consent of Independent Accountants, Price Waterhouse LLP.

23(b) Consent of Sullivan & Cromwell. (Filed as part of Exhibit 5 hereto.)

25(a) Form T-1 Statement of Eligibility under the Trust Indenture
      Act of 1939 of The Bank of New York.

25(b) Form T-1 Statement of Eligibility under the Trust Indenture
      Act of 1939 of The Chase Manhattan Bank.

27    Financial Data Schedule.